EXHIBIT 5.1

                        [DORSEY & WHITNEY LLP LETTERHEAD]

                                   May 2, 2000

Novoste Corporation
3890 Steve Reynolds Boulevard
Norcross, Georgia 30093

      Re: Registration Statement on Form S-3 (File No. 333-35082)

Ladies and Gentlemen:

      We have acted as counsel to Novoste Corporation, a Florida corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the registration statement, as amended at the time of its effectiveness referred to as the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 1,650,000 shares (the "Shares"), of the Company's common stock, $.01 par value per share (the "Common Stock").

      As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed relevant and necessary to form a basis for the opinions hereinafter expressed. In conducting such examination, we have assumed (i) that all signatures are genuine, (ii) that all documents and instruments submitted to us as copies conform with the originals, and (iii) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to any facts material to this opinion, we have relied upon statements and representations of officers and other representatives of the Company and certificates of public officials and have not independently verified such facts.

      Based solely upon the foregoing, it is our opinion that the Shares to be sold by the shareholders of the Company as described in the Registration Statement have been validly issued, fully paid and non-assessable.

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Novoste Corporation
May 2, 2000
Page 2

      We are admitted to the Bar of the State of New York, and we express no opinion with respect to the laws of any other jurisdiction, except that we have made what we believe, for purposes of our opinion above, to be an appropriate investigation of the Florida Business Corporation Act.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement relating to the registration of the Shares.

                                                Very truly yours,

                                                /s/ Dorsey & Whitney LLP

SIT/KTC